Exhibit 99.1
Press Release
Petro Resources to Present at IPAA Small Cap Oil and
Gas Conference

HOUSTON, TX--(MARKET WIRE)--Apr 2, 2008 -- Petro Resources Corporation (AMEX:PRC - News) ("the Company") announced today that Don Kirkendall, President of Petro Resources, will present at the IPAA Oil & Gas Investment Symposium on Tuesday, April 8, 2008 at 2:20 PM EDT. The conference is being held at the Sheraton New York Hotel & Towers in New York City.

The presentation will be web cast live and can be accessed on the Company's web site, www.petroresourcescorp.com. A copy of the presentation will also be available on the website for a period of 30 days following the live presentation.

The Independent Petroleum Association of America Oil and Gas Investment Symposium is an outlet for publicly traded U.S. independent producers and service and supply companies to present their corporate profiles to the investment community.

About Petro Resources

Petro Resources Corporation is an independent exploration and production company engaged in the acquisition of properties and leases, exploration, development, exploitation, and production of oil and natural gas in the continental
United States.

Forward-Looking Statements

The statements contained in this press release that are not historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements, without limitation, regarding the Company's expectations, beliefs, intentions or strategies regarding the future. Such forward-looking statements relate to, among other things: (1) the Company's proposed exploration and drilling operations on its various properties, (2) the expected production and revenue from its various properties, and (3) estimates regarding the reserve potential of its various properties. These statements are qualified by important factors that could cause the Company's actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) the Company's ability to finance the continued exploration and drilling operations on its various properties, (2) positive confirmation of the reserves, production and operating expenses associated with its various properties; and (3) the general risks associated with oil and gas exploration and development, including those risks and factors described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission, including but not limited to the Company's Annual Report on Form 10-K for the year ended December 31, 2007 filed on March 31, 2008. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Contact:
     Contact:
     Brad Holmes
     Investor Relations
     (713) 654-4009

     Don Kirkendall
     President
     (832) 369-6986